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                                                                    Exhibit 23.1
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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the registration statements on Form S-8 with respect to (A) the registration of shares issued (i) upon exercise of options granted pursuant to the 1996 Stock Option Plan of Hollywood Park, Inc., and (ii) upon exercise of options to purchase an aggregate of 20,000 shares of Common Stock granted to certain directors of Hollywood Park, Inc.; (B) the registration of shares issued upon exercise of options granted pursuant to the 1990 Stock Option Plan and the 1992 Director Option Plan of Boomtown, Inc.;
(C) the registration of shares issued (i) upon exercise of options granted pursuant to the 1992 Incentive Stock Option Plan of Casino Magic Corp. and (ii) upon exercise of options granted to certain employees and directors of Casino Magic Corp.; (D) the registration of (i) options and stock appreciation rights granted under the 1993 Stock Option Plan of Hollywood Park, Inc. and (ii) shares issued upon exercise of such options and/or stock appreciation rights; (E) the registration of shares issued (i) pursuant to the Amended and Restated Directors Deferred Compensation Plan and (ii) upon exercise of options to purchase an aggregate of 822,500 shares of Common Stock granted to certain directors and officers of Hollywood Park, Inc.; and (F) the registration of Deferred Compensation Obligations issued pursuant to the Executive Deferred Compensation Plan of Hollywood Park, Inc., of our report dated February 8, 2000 (except with respect to the matters discussed in Note 20, as to which the date is March 21,
2000) on the financial statements of Pinnacle Entertainment, Inc., which report appears in Amendment No. 1 to the Annual Report on Form 10-K of Pinnacle Entertainment, Inc., for the fiscal year ended December 31, 1999.




ARTHUR ANDERSEN LLP


Los Angeles, California
September 6, 2000